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                                                                       EXHIBIT 5





June 13, 1995


Pro-Fac Cooperative, Inc.
90 Linden Place
Rochester, New York  14625


                     Re: Registration Statement on Form S-1

Gentlemen:

                  We have acted as your counsel in connection with a Registration Statement on Form S-1 to be filed by you with the Securities and Exchange Commission (the "Commission") pursuant to the Securities Act of 1933, as amended. Such Registration Statement may be amended, from time to time, by one or more amendments at the request of the Commission, or on your own initiative, either before or after its effective date. The Registration Statement, as so amended or to be amended, covers the shares of common stock, par value $5 (the "Common Stock"), the shares of preferred stock, par value $25 (the "Preferred Stock"), and the retains (the "Retains") of Pro-Fac referred to therein.

                  We have examined originals or copies, identified to our satisfaction, of such documents and records of Pro-Fac, and such other documents and records as we have deemed necessary, as a basis for the opinions hereinafter expressed.

                  Based on the foregoing, and having regard for such legal considerations as we have deemed relevant, we are of the opinion that, subject to an order or other appropriate action by the Commission declaring the Registration Statement effective, the Common Stock of Pro-Fac, when sold in accordance with the terms and conditions set forth in the prospectus forming part of the Registration Statement to be filed with the Commission (the "Prospectus"), and the Preferred Stock and Retains of Pro-Fac, when issued in accordance with the terms and conditions set forth in the Prospectus, will be legally issued, fully paid and non-assessable, except that under the New York Cooperative Corporations Law each member and each director of Pro-Fac may be personally liable, jointly and severally, for certain amounts owed to employees for services rendered to Pro-Fac, as described in the Prospectus under the caption "Description of Pro-Fac Securities - Common Stock", and except that the amount of outstanding Non-Qualified Retains may be subject to adjustments subsequent to issuance, as described in the Prospectus under the caption "Description of Pro-Fac Securities - Retains".


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Pro-Fac Cooperative, Inc.
June 13, 1995
Page 2



                  We hereby consent to the filing of this opinion as an exhibit to the Registration Statement and to the use of our name under the caption "Legal Opinion" in the Prospectus.

                                          Very truly yours,


                                         /s/Harris Beach & Wilcox, LLP